OrthoPediatrics Corp. Reports Fourth Quarter and Record Full Year 2021 Financial Results

Fourth Quarter 2021 Revenue Increased 31% Year-over-Year
2021 Revenue Increased 38% Year-over-Year

WARSAW, Ind., March 2, 2022 -- OrthoPediatrics Corp. (“OrthoPediatrics” or the “Company”) (Nasdaq: KIDS), a company focused exclusively on advancing the field of pediatric orthopedics, announced today its financial results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021 Business Highlights
•Helped an estimated 9,500 children in the fourth quarter 2021 and record 38,000 for full year 2021, bringing the total to more than 234,000 children since the inception of OrthoPediatrics
•Generated total revenue of $24.8 million for fourth quarter 2021, up 31% from $18.9 million in fourth quarter 2020; domestic revenue increased 11% and international revenue increased 363% in the quarter
•Generated record total annual revenue of $98.0 million for full year 2021, up 38% from $71.1 million in 2020; domestic revenue increased 24% and international revenue increased 150% in 2021
•Full year 2021 adjusted EBITDA loss of $0.2 million improved $5.7 million compared to full year 2020
•Issued full year 2022 revenue guidance of $118 million to $121 million and expects positive adjusted EBITDA for the full year 2022

David Bailey, President & CEO of OrthoPediatrics, commented, “We are extremely proud of our 2021 performance and believe we have navigated through the pandemic very well – which we view as a testament to our durable business and strong commercial execution. Given COVID’s effect on children since September, we enter 2022 knowing the unshakable truth that there are more children who need our products than ever before. With the broadest product portfolio in the industry and our largest active surgeon base since inception, we are in a great position to recapture deferred procedures and help children in 2022 and beyond.”

Fourth Quarter and Full Year 2021 Financial Results
Total revenue for the fourth quarter of 2021 was $24.8 million, a 31% increase compared to $18.9 million for the same period last year. U.S. revenue for the fourth quarter of 2021 was $19.9 million, an 11% increase compared to $17.9 million for the same period last year, representing 80% of total revenue. The increase in revenues in the fourth quarter of 2021 was driven primarily by strong performance within trauma and deformity, partially offset by increased COVID cancellations in mid to late December. International revenue for the fourth quarter of 2021 was $5.0 million, a 363% increase compared to $1.1 million for the same period last year, representing 20% of total revenue. Comparisons to the prior year fourth quarter are impacted by a $2.7 million dollar sales reduction in the fourth quarter 2020 due to a repurchase of inventory from a stocking distributor in Germany, Austria and Switzerland that we converted to a sales agency.

Total revenue for the full year 2021 was $98.0 million, a 38% increase compared to $71.1 million in 2020. Full year 2021 U.S. revenue was $77.8 million, a 24% increase compared to $63.0 million in 2020 – representing 79% of total revenue. International revenue for the full year 2021 was $20.3 million, a 150% increase compared to $8.1 million in 2020 - representing 21% of total revenue.

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Trauma and Deformity revenue for the fourth quarter of 2021 was $16.5 million, a 47% increase compared to $11.3 million for the same period last year. Growth was driven by the high rate of surgeon adoption of PNP Femur Systems as well as new Cannulated Screw and SCFE Systems. The $2.7 million aforementioned revenue reduction in 2020 primarily impacted our Trauma and Deformity business. Scoliosis revenue was $7.2 million, an 8% increase compared to $6.6 million for the fourth quarter of 2020. The performance was driven primarily by RESPONSE System growth and the onboarding of new users. Sports Medicine/other revenue for the fourth quarter of 2021 was $1.1 million, a 10% increase compared to $1.0 million for the same period last year driven by continued Telos performance.

Trauma and Deformity revenue for the full year 2021 was $65.8 million, a 38% increase compared to $47.7 million for the full year 2020. Scoliosis revenue for the full year 2021 was $28.0 million, a 35% increase compared to $20.7 million for the full year 2021. Sports Medicine/other revenue for the full year 2021 was $4.2 million, a 57% increase compared to $2.7 million for the full year 2020 driven by continued strong Telos performance.

Gross profit for the fourth quarter of 2021 was $18.1 million, a 20% increase compared to $15.1 million for the same period last year. Gross profit margin for the fourth quarter of 2021 decreased to 72.9%, compared to 79.9% for the same period last year. For the full year 2021, gross profit margin was 74.9%, compared to 77.4% in 2020. Both fourth quarter and full year gross profit margins were unfavorably impacted by a $0.5 million dollar penalty for purchase minimums not being achieved due to COVID and not receiving relief from third-party providers.

Total operating expenses for the fourth quarter of 2021 were $23.6 million, a 15% decrease compared to $27.9 million for the same period last year. The decrease in operating expenses was primarily driven by a $6.3 million dollar accrual related to multiple legal settlements in the same period last year. This was offset by increased employee related expenses and commissions in the current period. Full year operating expenses were $91.4 million, a 12% increase compared to $81.8 million in 2020.

Net interest expense for the fourth quarter of 2021 was $0.4 million, compared to $0.6 million for the same period last year, and was $2.2 million for 2021 compared to $3.4 million for 2020. Fair value adjustment of contingent consideration was income of $5.5 million for the fourth quarter of 2021 and income of $1.8 million for the full year 2021, compared to a charge to expense of $1.7 million in the fourth quarter of 2020 and a charge to expense of $3.5 million for the full year 2020.

Net income for the fourth quarter of 2021 was $0.07 million, compared to a loss of $14.0 million for the same period last year. Adjusted EBITDA for the fourth quarter of 2021 and 2020 was a loss of $0.6 million and $2.6 million, respectively. See below for additional information and a reconciliation of non-GAAP financial information.

Net loss for the full year 2021 was $16.3 million, compared to a loss of $32.9 million for the full year 2020. Adjusted EBITDA for the full year 2021 and 2020 was a loss of $0.2 million and $5.9 million, respectively. See below for additional information and a reconciliation of non-GAAP financial information.

Weighted average diluted shares outstanding for the three-month period ended December 31, 2021 was 19,304,238 shares.

As of December 31, 2021, cash, cash equivalents, short-term investments and restricted cash were $54.9 million compared to $85.3 million as of December 31, 2020. In addition, the Company has $25 million available through its line of credit.

Full Year 2022 Financial Guidance
While entering 2022 with several fundamental tailwinds, the Company remains cognizant of the unique external operating environment due to COVID-19 and its impact on elective procedures as well as healthcare infrastructure and staffing levels. Based on these assumptions, the Company expects total 2022 revenue of approximately $118 million to $121 million dollars, representing growth of 20% to 23% compared to full year 2021. The Company also expects to generate several million dollars of positive adjusted EBITDA for the full year 2022.

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Conference Call
OrthoPediatrics will host a conference call on Thursday, March 3, 2022, at 8:00 a.m. ET to discuss the results. The dial-in numbers are (855) 289-4603 for domestic callers and (614) 999-9389 for international callers. The conference ID number is 5225828. A live webcast of the conference call will be available online from the investor relations page of the OrthoPediatrics’ corporate website at www.orthopediatrics.com.

A replay of the webcast will remain available on OrthoPediatrics’ website, www.orthopediatrics.com, until the Company releases its first quarter 2022 financial results. In addition, a telephonic replay of the call will be available until March 10, 2022. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay conference ID number 5225828.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others: the risks related to COVID-19, the impact such pandemic may have on the demand for our products, and our ability to respond to the related challenges; and the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 11, 2021, as updated and supplemented by our other SEC reports filed from time to time. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures such as adjusted diluted earnings (loss) per share and Adjusted EBITDA, which differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted diluted earnings (loss) per share in this press release represents diluted earnings (loss) per share on a GAAP basis, plus the accreted interest attributable to acquisition installment payables, the fair value adjustment of contingent consideration, non-recurring professional fees, accrued legal settlement costs and minimum purchase commitment costs. The fair value adjustment of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions and the non-recurring professional fees are related to our response to a previously disclosed SEC review. We believe that providing the non-GAAP diluted earnings (loss) per share excluding these expenses, as well as the GAAP measures, assists our investors because such expenses are not reflective of our ongoing operating results. Adjusted EBITDA in this release represents net loss, plus interest expense, net plus other income, provision for income taxes (benefit), depreciation and amortization, stock-based compensation expense, fair value adjustment of contingent consideration, acquisition related costs, nonrecurring professional fees, accrued legal settlements costs, and the cost of minimum purchase commitments. The Company believes the non-GAAP measures provided in this earnings release enable it to further and more consistently analyze the period-to-period financial performance of its core business operating performance. Management uses these metrics as a measure of the Company’s operating performance and for planning purposes, including financial projections. The Company believes these measures are useful to investors as supplemental information because they are frequently used by analysts, investors and other interested parties to evaluate companies in its industry. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as debt service requirements, capital expenditures and other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and other potential cash requirements. In evaluating these non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The

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Company’s presentation of non-GAAP diluted earnings (loss) per share or Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using these adjusted measures on a supplemental basis. The Company’s definition of these measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. The schedules below contain reconciliations of reported GAAP diluted earnings (loss) per share to non-GAAP diluted earnings (loss) and net loss to non-GAAP Adjusted EBITDA.

About OrthoPediatrics Corp.
Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on advancing the field of pediatric orthopedics. As such it has developed the most comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 37 surgical systems that serve three of the largest categories within the pediatric orthopedic market. This product offering spans trauma and deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and 45 countries outside the United States. For more information, please visit www.orthopediatrics.com.

Investor Contact
Gilmartin Group
Matt Bacso, CFA
Matt.bacso@gilmartinir.com

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	December 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$7,641	$28,758
Restricted cash	1,365	1,374
Short term investments	45,902	55,141
Accounts receivable - trade, less allowance for doubtful accounts of $347 and $433, respectively	17,942	17,212
Inventories, net	57,569	52,989
Notes receivable	—	337
Prepaid expenses and other current assets	3,229	2,618
Total current assets	133,648	158,429

Property and equipment, net	28,515	27,227

Other assets:
Amortizable intangible assets, net	55,494	50,284
Goodwill	72,349	70,511
Other intangible assets	14,268	13,961
Total other assets	142,111	134,756

Total assets	$304,274	$320,412

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	9,325	10,038
Accrued compensation and benefits	5,351	4,540
Accrued legal settlements	—	6,342
Current portion of long-term debt with affiliate	137	131
Current portion of acquisition installment payable	12,862	12,233
Other current liabilities	2,040	1,744
Total current liabilities	29,715	35,028

Long-term liabilities:
Long-term debt with affiliate, net of current portion	907	1,044
Acquisition installment payment, net of current portion	14,309	12,784
Contingent consideration	28,910	30,710
Deferred income taxes	4,771	5,755
Other long-term liabilities	293	323
Total long-term liabilities	49,190	50,616

Total liabilities	78,905	85,644

Stockholders' equity:
Common stock, $0.00025 par value; 50,000,000 shares authorized; $19,677,214 shares and 19,560,291 shares issued as of December 31, 2021 and December 31, 2020, respectively	5	5
Additional paid-in capital	394,899	388,622
Accumulated deficit	(178,026)	(161,766)
Accumulated other comprehensive income	8,491	7,907
Total stockholders' equity	225,369	234,768

Total liabilities and stockholders' equity	$304,274	$320,412

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net revenue	$24,813	$18,924	$98,049	$71,078
Cost of revenue	6,732	3,806	24,646	16,047
Gross profit	18,081	15,118	73,403	55,031

Operating expenses:
Sales and marketing	9,986	9,433	39,673	31,854
General and administrative	12,048	10,036	46,061	38,317
Legal settlement expenses	—	6,342	150	6,342
Research and development	1,608	2,050	5,543	5,273
Total operating expenses	23,642	27,861	91,427	81,786

Operating loss	(5,561)	(12,743)	(18,024)	(26,755)

Other expenses:
Interest expense, net	396	624	2,247	3,412
Fair value adjustment of contingent consideration	(5,510)	1,701	(1,800)	3,520
Other income	(281)	(332)	(1,083)	(20)
Total other expenses	(5,395)	1,993	(636)	6,912

Loss before income taxes	(166)	(14,736)	(17,388)	(33,667)
Provision for income taxes (benefit)	(238)	(723)	(1,128)	(723)
Net income (loss)	$72	$(14,013)	$(16,260)	$(32,944)
Weighted average common shares - basic and diluted	19,304,238	19,118,276	19,268,255	18,056,828
Net income (loss) per share – basic and diluted	$—	$(0.73)	$(0.84)	$(1.82)

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Twelve Months Ended December 31,
	2021	2020
OPERATING ACTIVITIES
Net loss	$(16,260)	$(32,944)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,680	8,010
Stock-based compensation	5,842	6,196
Fair value adjustment of contingent consideration	(1,800)	3,520
Acquisition installment payable	2,154	2,397
Deferred income taxes	(1,128)	(723)
Changes in certain current assets and liabilities:
Accounts receivable - trade	(466)	(451)
Inventories	(5,050)	(12,070)
Prepaid expenses and other current assets	(637)	(719)
Accounts payable - trade	(567)	3,071
Accrued legal settlements	(6,342)	6,342
Accrued expenses and other liabilities	1,095	(1,074)
Other	(584)	(85)
Net cash used in operating activities	(13,063)	(18,530)

INVESTING ACTIVITIES
Acquisition of Devise Ortho assets	(650)	—
Acquisition of Telos, net of cash acquired	—	(1,670)
Acquisition of ApiFix, net of cash acquired	—	(1,723)
Acquisition of Band-Lok intangible assets	—	(796)
Purchases of licenses	(7,908)	—
Sale of short-term investments	9,250	—
Purchase of short-term investments	—	(55,000)
Purchases of property and equipment	(8,103)	(10,504)
Net cash used in investing activities	(7,411)	(69,693)

FINANCING ACTIVITIES
Payments on note with affiliate	—	(25,000)
Proceeds from issuance of common stock, net of issuance costs	—	70,207
Proceeds from exercise of stock options	137	1,650
Payments on mortgage notes	(131)	(125)
Net cash provided by financing activities	6	46,732

Effect of exchange rate changes on cash	(658)	(404)

NET DECREASE IN CASH	(21,126)	(41,895)

Cash and restricted cash, beginning of period	$30,132	$72,027
Cash and restricted cash, end of period	$9,006	$30,132

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SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$56	$1,233
Transfer of instruments from property and equipment to inventory	$453	$415
Issuance of common shares to acquire Telos	$—	$1,568
Issuance of common shares to acquire ApiFix	$—	$35,176
Issuance of common shares to acquire Band-Lok intellectual property	$—	$2,644
Issuance of common shares to purchase Devise Ortho assets	$298	$—

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ORTHOPEDIATRICS CORP.
NET REVENUE BY GEOGRAPHY AND PRODUCT CATEGORY
(Unaudited)
(In Thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Product sales by geographic location:	2021	2020	2021	2020
U.S.	$19,851	$17,853	$77,781	$62,966
International	4,962	1,071	20,268	8,112
Total	$24,813	$18,924	$98,049	$71,078

	Three Months Ended December 31,		Twelve Months Ended December 31,
Product sales by category:	2021	2020	2021	2020
Trauma and deformity	$16,527	$11,278	$65,829	$47,677
Scoliosis	7,172	6,636	28,046	20,738
Sports medicine/other	1,114	1,010	4,174	2,663
Total	$24,813	$18,924	$98,049	$71,078

ORTHOPEDIATRICS CORP.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(Unaudited)
(In Thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$72	$(14,013)	$(16,260)	$(32,944)
Interest expense, net	396	624	2,247	3,412
Other income	(281)	(332)	(1,083)	(20)
Provision for income taxes (benefit)	(238)	(723)	(1,128)	(723)
Depreciation and amortization	2,810	2,314	10,680	8,010
Stock-based compensation	1,672	1,484	5,842	6,196
Fair value adjustment of contingent consideration	(5,510)	1,701	(1,800)	3,520
Acquisition related costs	—	—	—	336
Nonrecurring professional fees	—	—	658	—
Accrued legal settlements costs	—	6,342	150	6,342
Minimum purchase commitment cost	512	—	512	—
Adjusted EBITDA	$(567)	$(2,603)	$(182)	$(5,871)

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ORTHOPEDIATRICS CORP.
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE TO NON-GAAP ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Earnings (loss) per share, diluted (GAAP)	$—	$(0.73)	$(0.84)	$(1.82)
Accretion of interest attributable to acquisition installment payable	0.02	0.04	0.11	0.13
Fair value adjustment of contingent consideration	(0.29)	0.09	(0.09)	0.19
Nonrecurring professional fees	—	—	0.03	—
Accrued legal settlement costs	—	0.33	0.01	0.35
Minimum purchase commitment cost	0.03	—	0.03	—
Earnings (loss) per share, diluted (non-GAAP)	$(0.24)	$(0.27)	$(0.75)	$(1.15)

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